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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 19, 2003 relating to the financial statements and financial statement schedule, which appears in Dyax Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form S-3 (No. 333-107030) incorporated herein.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP
Boston, Massachusetts December 30, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS